Exhibit 99.1

Callaway Golf Company Releases Preliminary Full Year 2008 Results

CARLSBAD, Calif.--(BUSINESS WIRE)--January 20, 2009--Callaway Golf Company (NYSE:ELY) today announced that, based on current information, the Company’s full year net sales for 2008 are estimated to be $1.117 billion compared to $1.125 billion in 2007. Consistent with the Company’s recent earnings guidance, pro forma diluted earnings per share for 2008 are estimated to range from $0.93 to $0.95 (on 63.8 million shares outstanding), an increase of approximately 6% compared to pro forma diluted earnings per share of $0.89 in 2007 (on 67.5 million shares outstanding).

Pro forma earnings results for 2008 exclude a non-cash, non-operational after-tax benefit of $0.22 per share related to the reversal of a $19.9 million energy derivative valuation account established in 2001 in connection with the Company’s termination of a long-term energy supply contract. Pro forma results for 2008 and 2007 also exclude charges related to the Company’s gross margin initiatives of $0.12 per share and $0.08 per share, respectively. Including these benefits and charges, reported earnings for 2008 are estimated to range from $1.03 to $1.05 per share, compared to $0.81 per share for 2007.

“Accounting rules have required that we maintain the energy derivative valuation account on our books until now,” said Brad Holiday, Senior Executive Vice President and Chief Financial Officer. “This is a one time, non-cash accounting benefit that does not relate to our operations during the period and was not included in our earnings guidance. We will provide pro forma results excluding this benefit, along with our reported results, to allow for a better comparison of our operational performance.”

Business Update

“We are pleased that we achieved year over year earnings growth in what was a very challenging 2008,” commented George Fellows, President and CEO of Callaway Golf. “These results reflect the efforts of everyone at Callaway Golf to control costs throughout the year, deliver our targeted gross margin savings, and leverage our supply chain to adjust to a rapid decline in worldwide economic conditions during the second half of the year.”

“As we begin 2009, we are anticipating continued adverse global economic conditions and are encountering significant headwinds from unfavorable foreign currency exchange rates which we expect will have a significant effect on our international results in 2009,” continued Mr. Fellows. “Despite these macroeconomic conditions, which are beyond our control, our brands and our operations remain strong. We have our strongest line-up of new products ever for 2009, we continue to benefit from the many gross margin and operational initiatives we have implemented over the past three years, and we will continue to drive incremental gross margin savings as we embark on our next round of initiatives in 2009. Additionally, as we demonstrated in 2008, we will carefully manage our costs and inventories throughout the year and will take the necessary actions to maximize our financial results for our shareholders in whatever economic conditions persist.”

Conference Call

The Company will release actual full year 2008 financial results on January 27, 2009. A conference call and webcast will also take place at that time.

Disclaimer: Investors should be aware that the Company has not yet finalized its results for 2008 and that the Company’s “preliminary” estimates of net sales and earnings for 2008 reflect management’s estimates based upon the information available at the time made. These estimates could differ materially from the Company’s actual results if the information on which the estimates are based ultimately proves to be incorrect or incomplete. In addition, statements made in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the strength of the 2009 product line-up, the continued benefit from prior initiatives and the incremental gross margin savings from future initiatives, as well as the Company’s ability to manage in 2009 the Company’s costs and inventories and to maximize shareholder value, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These estimates and statements are based upon current information and expectations. Accurately estimating the Company’s reported future financial performance is based upon various unknowns including, future changes in foreign currency rates and consumer acceptance and demand for the Company’s products as well as future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions. Actual results may differ materially from those estimated or anticipated as a result of these unknowns or other risks and uncertainties, including delays, difficulties or increased costs in the supply of components needed to manufacture the Company’s products, in manufacturing the Company’s products, or in connection with the implementation of the Company’s planned gross margin initiatives or the implementation of future initiatives; adverse weather conditions and seasonality; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company’s products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements and the Company’s business, see Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, as well as other risks and uncertainties detailed from time to time in the Company’s reports on Forms 10-Q and 8-K subsequently filed from time to time with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Regulation G: The financial results reported in this press release have been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). In addition to the GAAP results, the Company has also provided additional information concerning its results, which includes certain financial measures not prepared in accordance with GAAP. The non-GAAP financial measures included in this press release exclude the benefit from the reversal of an energy derivative valuation account and charges associated with the Company’s gross margin initiatives. These non-GAAP financial measures should not be considered a substitute for any measure derived in accordance with GAAP. These non-GAAP financial measures may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management believes that the presentation of such non-GAAP financial measures, when considered in conjunction with the most directly comparable GAAP financial measures, provides additional useful information concerning the Company’s operations without these charges. The Company has provided reconciling information in the text of this press release.

About Callaway Golf

Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products and services designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf®, Odyssey®, Top-Flite®, and Ben Hogan® brands in more than 110 countries worldwide. For more information please visit www.callawaygolf.com or www.shop.callawaygolf.com.

CONTACT:
Callaway Golf Company
Brad Holiday
Eric Struik
Michele Szynal
760-931-1771